Exhibit 99.1

Contact Information:	FTD Group, Inc.
Lisa A. Witek
Investor Relations
(630) 719-6174
lwitek@ftdi.com

FOR IMMEDIATE RELEASE

FTD Group, Inc. Reports 18% Revenue Increase for the Third Quarter of Fiscal Year 2005 Compared to the Prior Fiscal Year’s Third Quarter

•                  Consumer Business Revenue Growth of 24%

•                  Florist Business Revenue Growth of 10%

•                  Net Loss of $25.6 million for the Third Quarter of Fiscal Year 2005, Primarily Associated with Expenses Incurred in Connection with the Initial Public Offering

DOWNERS GROVE, IL. – Tuesday, April 26, 2005 – FTD Group, Inc. (NYSE: FTD), a leading provider of floral-related products and services to consumers and retail florists, today announced strong third quarter fiscal year 2005 financial results.

Revenues for the third quarter of fiscal year 2005 grew 18% to $124.9 million, compared to consolidated revenues of $106.3 million for the third quarter of fiscal year 2004. Growth for the period was led by an increase in sales related to the Valentine’s Day holiday, for which the Company previously reported a 19% growth in order volume within its Consumer Business segment versus the prior year holiday, as well as the shift in the Easter holiday to the third quarter of fiscal year 2005 compared to the fourth quarter of fiscal year 2004.

Net loss for the third quarter of fiscal year 2005 was $25.6 million, or $1.14 per diluted share. Management believes it is helpful to investors to be presented with the Company’s net income and earnings per share on a proforma basis based on the new capital structure following the completion of the Company’s initial public offering (“IPO”) and the elimination of certain expenses incurred in connection with the IPO, which are not reflective of ongoing operations. Proforma net income for the third quarter of fiscal year 2005 was $6.8 million, or $0.22 per diluted share, reflecting the elimination of $7.7 million of expense, net of tax, related to the termination of the management services agreement with Leonard Green & Partners, L.P., $3.2 million of interest expense and $21.5 million of prepayment fees related to the Company’s preferred shares subject to mandatory redemption, which were repurchased with a portion of the proceeds from the IPO, and the issuance of 15.8 million shares, which were issued in connection with the IPO. Given the timing of the Company’s IPO in February 2005, period-over-period net income and per share comparisons are not meaningful.

3113 Woodcreek Drive • Downers Grove, IL 60515

Main Phone: (630) 719- 7800 • www.FTD.com

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the third quarter of fiscal year 2005 was $18.9 million compared to $13.1 million for the same period of the prior fiscal year, representing a 45% increase.

“We are very pleased by the third quarter’s results as both of our businesses delivered strong revenue growth as a result of the continued execution of our business strategy,” said Michael J. Soenen, President and Chief Executive Officer of FTD. “Our unique and synergistic business model continues to demonstrate its strength as the growth in our Consumer Business order volume continues to drive increases in our Florist Business. As the only participant in the industry with both a strong Consumer and Florist Business, we remain very optimistic about the future of our business.”

Tables reconciling net loss to proforma net income and Adjusted EBITDA, along with explanations and definitions of proforma net income and Adjusted EBITDA, are included with the attached consolidated financial statements. Also included in the attached consolidated financial statements is a table reconciling weighted average shares outstanding to proforma weighted average shares outstanding which is used to calculate proforma earnings per share. The Company believes proforma net income, Adjusted EBITDA and proforma earnings per share are useful and relevant because the expenses eliminated are not reflective of the Company’s current capital structure or ongoing operations, and a comparison excluding these expenses provides supplemental information related to the Company’s operations and results.

Consumer Business Segment

The Consumer Business segment is comprised of FTD.COM, a leading Internet and telephone marketer of flowers and specialty gifts, which sells products directly to consumers primarily through the Internet via the www.FTD.COM Web site and through the 1-800-SEND-FTD toll-free telephone number. The Consumer Business segment achieved revenues of $70.6 million in the third quarter of fiscal year 2005, compared to $57.2 million in the third quarter of fiscal year 2004, representing a 24% increase. Growth was primarily driven by the previously reported 19% increase in Valentine’s Day order volumes, as well as the earlier Easter holiday, which was in the third quarter of fiscal year 2005 versus the fourth quarter of fiscal year 2004.  Operating income for the Consumer Business was $3.9 million for the third quarter of fiscal year 2005 compared to $3.0 million for the same quarter of the prior year.

Consumer orders during the quarter totaled 1,124,000 compared to approximately 903,000 orders in the same quarter of fiscal year 2004. Average order value decreased slightly to $62.84 in the current quarter from $63.27 in the prior year’s quarter, primarily as a result of the expansion of the Company’s ‘Value Priced’ flower program. The percentage of Internet orders continues to grow in this segment, increasing to 88.2% from 84.5% in the third quarter of fiscal year 2004. Gift orders comprised 27.6% of total orders for the third quarter compared to 25.8% of total orders for the third quarter of fiscal year 2004.

“The strength of the Consumer Business continues to be driven by the migration of consumers to the Internet, focused customer acquisition and retention initiatives, the expansion of the ‘Value Priced’ flower program and strong growth in specialty gifts. Our continued success in this segment was clearly evidenced during the third quarter through strong Valentine’s Day sales and consistent growth in our everyday transactions. In addition, as a result of our numerous and diversified marketing programs, we have been able to control our marketing costs.  We have not experienced a material change in marketing costs per order versus the second quarter of this fiscal year,” noted Soenen.

Florist Business Segment

The Florist Business segment primarily markets floral products and services to FTD members and other retail locations offering floral products in the U.S. and Canada. The Florist Business segment achieved revenues of $54.3 million in the third quarter of fiscal year 2005, compared to $49.1 million in the third quarter of fiscal year 2004, representing an increase of 10%. Strength in the Florist Business was driven by an increase in order volumes as well as revenue increases across the majority of FTD’s product lines. Third quarter fiscal year 2005 operating income in the Florist Business was $15.3 million compared to $10.9 million in the prior year quarter.  This increase in operating income is due in part to the benefit due to the timing of certain FTD member events which occurred in the fourth quarter of fiscal year 2005 versus the third quarter of fiscal year 2004.  FTD florist membership remained stable at 20,300 members as of March 31, 2005.

Soenen continued, “Product penetration and increased florist spending drove our Florist Business results this quarter. We continue to develop value-added solutions for our florists, enhancing existing product lines and creating new products and services. In addition, we remain committed to pursuing and expanding new channel opportunities to grow this segment of our business.”

Balance Sheet and Other Highlights

During the quarter, FTD Group, Inc. completed an IPO of 15.8 million shares, including the underwriters’ over-allotment. Net proceeds from the offering of $186.8 million were used to repurchase all outstanding shares of 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock, including prepayment fees. Additionally, on April 15, 2005, net proceeds of $5.3 million from the over-allotment were used to redeem a portion of FTD, Inc.’s 7.75% Senior Subordinated Notes at a redemption price of approximately 108% of principal amount. The Company’s debt balance was $256.2 million as of March 31, 2005, down from $259.8 million as of June 30, 2004, in line with management’s expectations. Capital expenditures for the nine-month period ended March 31, 2005 were $3.1 million primarily related to continued technology improvements.

Outlook

“This has been a solid quarter for FTD, and we believe we are well positioned for the future,” stated Soenen. “We continue to improve our product set and consumer pricing, expand our marketing alliances and create new programs to better help florists in an increasingly competitive environment.”

The Company expects revenues in the range of $120 – $125 million for the fourth quarter of fiscal year 2005, reflecting the shift of the Easter holiday to the third quarter of fiscal year 2005.  The Mother’s Day holiday, which is the Company’s largest holiday of the year, will have a significant impact on its fourth quarter results. The Company will announce Mother’s Day Consumer Business segment order volumes following the holiday.  In addition, reflecting the previously noted shift in the Easter holiday and the timing of expenses associated with certain FTD member events, FTD expects net income for the fourth quarter of fiscal year 2005 to be in the range of $4.3 – $4.8 million, with diluted earnings per share of $0.14 – $0.16. The Company expects EBITDA for the fourth quarter of $14.3 – $15.1 million.

Management believes it is helpful for comparative purposes, due to the shifts noted above, to combine the third quarter results with the fourth quarter estimates, which results in anticipated six-month revenues of $245 - $250 million, proforma net income of $11.1 - $11.6 million, proforma diluted earnings per share of $0.37 - $0.38 and Adjusted EBITDA of $33.2 - $34.0 million.

For the full fiscal year, the Company anticipates annual revenues of $435 – $440 million and annual proforma net income of $19.4 – $19.9 million, resulting in proforma earnings per diluted share of $0.65 – $0.67. In addition, the Company expects annual Adjusted EBITDA of $62.5 – $63.3 million for fiscal year 2005. Adjustments are related to certain expenses that are not reflective of the Company’s current capital structure or ongoing operations. These adjustments are outlined in tables included with the attached consolidated financial statements which reconcile net income (loss) to proforma net income and Adjusted EBITDA and weighted average shares outstanding to proforma weighted average shares outstanding, which is used to calculate proforma earnings per share.

The Company will provide 2006 guidance in the fiscal year 2005 earnings release.

Board of Director Composition

On April 19, 2005, Mr. Adam M. Aron was appointed to FTD Group, Inc.’s Board of Directors and to the Board’s Audit Committee and Nominating and Corporate Governance Committee. In addition, Mr. Aron was appointed Chairman of the Audit Committee. Mr. Aron currently serves as Chairman and CEO of Vail Resorts, Inc.

Previously, on February 7, 2005, Mr. Ted C. Nark was also appointed to FTD Group, Inc.’s Board of Directors. Mr. Nark currently serves on the Board’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Nark currently serves as CEO of White Cap Industries, Inc., a subsidiary of The Home Depot, Inc.

“We are very excited to have added such accomplished professionals as independent members of our Board of Directors,” noted Soenen.

Presentation

Due to the merger of the Company with an affiliate of Leonard Green & Partners, L.P., completed on February 24, 2004, third quarter 2004 results are reported in two separate periods and have been combined for discussion purposes.

Conference Call

A conference call has been scheduled for April 26, 2005 at 10:00 a.m., EDT, to review the results for the third quarter ended March 31, 2005. To listen to the call over the Internet, go to www.FTD.COM at least 15 minutes early to register, download and install any necessary audio software. To listen to the call by telephone, dial (800) 374-1504 (mention conference ID #5396025). A replay of the call will be available through May 10, 2005 through www.FTD.COM or by dialing (800) 642-1687 (mention conference ID #5396025). The conference call contains time-sensitive information that is accurate only as of April 26, 2005, the date of the live broadcast. The call is the property of FTD Group, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD Group, Inc. is strictly prohibited.

About FTD Group, Inc.

FTD Group, Inc. is a leading provider of floral-related products and services to consumers and retail florists in the approximately $14 billion U.S. floral retail market. Our business is supported by the highly recognized FTD brand, which was established in 1910 and enjoys 96% brand recognition among our principal target market of U.S. consumers, as well as by the Mercury Man logo, which is displayed in approximately 50,000 floral shops globally. We conduct our business through two operating segments. The Consumer Business segment, primarily through the www.FTD.COM Web site and the 1-800-SEND-FTD toll-free telephone number, offers same-day delivery of floral orders to nearly 100% of the U.S. and Canadian populations. As a result of the same-day delivery capability and broad product selection, the Consumer Business segment is one of the largest direct marketers of floral arrangements and specialty gifts in the U.S. The Florist Business segment provides a comprehensive suite of products and services to enable the network of approximately 20,000 FTD-member florists to send and deliver floral orders. FTD-member florists are able to expand their revenues and reduce their operating costs by participating in the inter-city floral delivery market and utilizing FTD’s business services, technology, branded merchandise and improved operating practices.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s outlook, anticipated revenue growth and profitability; the anticipated benefits of investments in new products, programs and offerings; and opportunities and trends within both the Consumer and Florist Business segments, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings.  These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and its industry.  Investors are cautioned that actual results could differ from those anticipated by the forward-looking statements as a result of: the Company’s ability to acquire and retain FTD member florists and continued recognition by members of the value of the Company’s products and services; the acceptance by members of the new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to member florists; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the Consumer Business segment; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the Consumer Business segment; the existence of failures in the Mercury Network or the Company’s Consumer Business segment systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the Consumer and Florist Business segments; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate additional partners or acquisitions, if any are identified.  These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission.

FTD GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31, 2005	Period from January 1, 2004 through February 23, 2004	Period from February 24, 2004 through March 31, 2004
		Predecessor
Revenues:
Florist Business	$54,281	$31,925	$17,212
Consumer Business	70,611	43,383	13,768
Total revenues	124,892	75,308	30,980

Costs of goods sold and services provided:
Florist Business	19,026	11,506	6,410
Consumer Business	52,629	32,763	10,390
Corporate	585	382	203
Total costs of goods sold and services provided	72,240	44,651	17,003

Gross profit:
Florist Business	35,255	20,419	10,802
Consumer Business	17,982	10,620	3,378
Corporate	(585)	(382)	(203)
Total gross profit	52,652	30,657	13,977

Advertising and selling:
Florist Business	14,259	10,088	4,723
Consumer Business	8,412	5,010	1,106
Total advertising and selling	22,671	15,098	5,829

General and administrative:
Florist Business	2,612	1,757	836
Consumer Business	4,939	2,975	1,262
Corporate	18,937	26,124	3,274
Total general and administrative	26,488	30,856	5,372

Operating income (loss) before corporate allocations:
Florist Business	18,384	8,574	5,243
Consumer Business	4,631	2,635	1,010
Corporate	(19,522)	(26,506)	(3,477)
Total operating income (loss) before corporate allocations	3,493	(15,297)	2,776

Corporate Allocations:
Florist Business	3,117	1,957	999
Consumer Business	693	437	242
Corporate	(3,810)	(2,394)	(1,241)
Total corporate allocations	—	—	—

Income (loss) from operations:
Florist Business	15,267	6,617	4,244
Consumer Business	3,938	2,198	768
Corporate	(15,712)	(24,112)	(2,236)
Total income (loss) from operations	3,493	(15,297)	2,776

Other income and expenses:
Interest income	(299)	(9)	(61)
Interest expense	5,395	87	3,959
Interest expense and prepayment fees on shares subject to mandatory redemption	24,684	—	1,901
Other expense (income), net	(100)	364	33

Total other income and expenses	29,680	442	5,832

Loss before income tax	(26,187)	(15,739)	(3,056)

Income tax benefit	(602)	(3,788)	(452)

Net loss	$(25,585)	$(11,951)	$(2,604)

Net loss per common share - basic	$(1.14)		$(0.20)
Net loss per common share - diluted	$(1.14)		$(0.20)

Weighted average common shares outstanding - basic	22,493		13,333
Weighted average common shares outstanding - diluted	22,493		13,333

FTD GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended March 31, 2005	Period from July 1, 2003 through February 23, 2004	Period from February 24, 2004 through March 31, 2004
		Predecessor
Revenues:
Florist Business	$146,091	$117,172	$17,212
Consumer Business	169,126	128,507	13,768
Total revenues	315,217	245,679	30,980

Costs of goods sold and services provided:
Florist Business	49,161	39,774	6,410
Consumer Business	126,060	96,609	10,390
Corporate	1,779	1,674	203
Total costs of goods sold and services provided	177,000	138,057	17,003

Gross profit:
Florist Business	96,930	77,398	10,802
Consumer Business	43,066	31,898	3,378
Corporate	(1,779)	(1,674)	(203)
Total gross profit	138,217	107,622	13,977

Advertising and selling:
Florist Business	41,553	36,426	4,723
Consumer Business	19,303	13,815	1,106
Total advertising and selling	60,856	50,241	5,829

General and administrative:
Florist Business	7,729	7,108	836
Consumer Business	12,423	9,918	1,262
Corporate	31,407	39,654	3,274
Total general and administrative	51,559	56,680	5,372

Operating income (loss) before corporate allocations:
Florist Business	47,648	33,864	5,243
Consumer Business	11,340	8,165	1,010
Corporate	(33,186)	(41,328)	(3,477)
Total operating income (loss) before corporate allocations	25,802	701	2,776

Corporate Allocations:
Florist Business	9,126	8,028	999
Consumer Business	2,187	1,880	242
Corporate	(11,313)	(9,908)	(1,241)
Total corporate allocations	—	—	—

Income (loss) from operations:
Florist Business	38,522	25,836	4,244
Consumer Business	9,153	6,285	768
Corporate	(21,873)	(31,420)	(2,236)
Total income from operations	25,802	701	2,776

Other income and expenses:
Interest income	(466)	(22)	(61)
Interest expense	15,429	532	3,959
Interest expense and prepayment fees on shares subject to mandatory redemption	34,732	—	1,901
Other expense (income), net	(421)	(1,105)	33

Total other income and expenses	49,274	(595)	5,832

Income (loss) before income tax	(23,472)	1,296	(3,056)

Income tax expense (benefit)	4,504	2,898	(452)

Net loss	$(27,976)	$(1,602)	$(2,604)

Net loss per common share - basic	$(1.70)		$(0.20)
Net loss per common share - diluted	$(1.70)		$(0.20)

Weighted average common shares outstanding - basic	16,479		13,333
Weighted average common shares outstanding - diluted	16,479		13,333

FTD GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31, 2005	June 30, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,428	$2,491
Restricted cash	—	7,261
Accounts receivable, less allowance for doubtful accounts of $6,103 at March 31, 2005 and $5,067 at June 30, 2004	32,014	27,572
Inventories, net	7,270	9,392
Deferred income taxes	3,942	4,296
Prepaid expenses and other current assets	11,611	10,312
Total current assets	61,265	61,324

Property and equipment:
Land and improvements	1,380	1,380
Building and improvements	14,286	14,196
Furniture and equipment	5,263	4,771
Total	20,929	20,347
Less accumulated depreciation	3,243	1,136
Property and equipment, net	17,686	19,211

Other assets:
Other noncurrent assets, net	28,296	28,907
Other intangible assets, less accumulated amortization of $ 2,743 at March 31, 2005 and $834 at June 30, 2004	18,030	11,673
Trademark	121,577	121,577
Goodwill	337,414	337,196
Total other assets	505,317	499,353
Total assets	$584,268	$579,888

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$43,427	$41,311
Customer deposits	5,202	5,441
Unearned income	2,556	2,059
Other accrued liabilities	13,015	23,217
Current maturities of long-term debt	5,733	850
Total current liabilities	69,933	72,878

Senior secured credit facility	80,300	83,938
Senior subordinated notes	170,117	175,000
Post-retirement benefits and accrued pension obligations	2,549	2,717
Deferred income taxes	60,666	57,814
Junior preferred stock subject to mandatory redemption	—	75,780
Senior preferred stock subject to mandatory redemption	—	76,299

Stockholders’ equity:
Common stock: $0.01 par value, 75,000,000 shares authorized; 29,451,791 and 13,333,339 shares issued and outstanding as of March 31, 2005 and June 30, 2004, respectively	295	133
Paid-in capital	232,738	39,867
Accumulated deficit	(32,473)	(4,497)
Accumulated other comprehensive income (loss)	143	(41)
Total stockholders’ equity	200,703	35,462
Total liabilities and stockholders’ equity	$584,268	$579,888

FTD GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine-Months Ended March 31, 2005	Period from July 1, 2003 through February 23, 2004	Period from February 24, 2004 through March 31, 2004
		Predecessor

Cash flows from operating activities:
Net loss	$(27,976)	$(1,602)	$(2,604)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,088	5,377	957
Interest expense and prepayment fees on mandatorily redeemable shares	34,732	—	1,901
Deferred compensation expense	—	51	—
Amortization and write-off of deferred financing costs	1,170	600	101
Provision for doubtful accounts	3,179	2,103	268
Deferred income taxes	3,206	(518)	—
Increase (decrease) in cash due to change in assets and liabilities, net of acquisition:
Restricted cash	7,261	—	(7,261)
Accounts receivable	(9,831)	(10,728)	129
Inventories	2,122	(1,289)	1,941
Prepaid expenses and other	(939)	(6,168)	(3,866)
Other noncurrent assets	(62)	123	26
Accounts payable	2,090	21,213	(20,626)
Other accrued liabilities, unearned income and customer deposits	(10,112)	(131)	3,331

Net cash provided by (used in) operating activities	12,928	9,031	(25,703)

Cash flows from investing activities:
Capital expenditures	(3,058)	(4,169)	(446)
Acquisition	(8,458)	—	—
Going private transaction with Nectar Merger Corporation	—	—	(420,948)

Net cash used in investing activities	(11,516)	(4,169)	(421,394)

Cash flows from financing activities:
Net proceeds from the issuance of common stock	192,206	—	—
Redemption of preferred stock	(186,811)	—	—
Repayments of long-term debt	(5,638)	—	—
Net proceeds from (repayments of) revolving credit facility	2,000	(6,500)	15,500
Capital contribution - common stock	827	—	184,454
Deferred financing costs	(243)	—	(10,282)
Proceeds from the issuance of long-term debt	—	—	260,000
Issuance of treasury stock	—	32	—

Net cash provided by (used in) financing activities	2,341	(6,468)	449,672

Effect of foreign exchange rate changes on cash	184	38	1

Net increase (decrease) in cash and cash equivalents	3,937	(1,568)	2,576

Cash and cash equivalents at beginning of period	2,491	1,921	353

Cash and cash equivalents at end of period	$6,428	$353	$2,929

FTD GROUP, INC.

THIRD QUARTER SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2005			Period from January 1, 2004 through February 23, 2004			Period from February 24, 2004 through March 31, 2004
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated
				Predecessor
Revenues:
Florist business	$54,320	$(39)	$54,281	$31,806	$119	$31,925	$17,181	$31	$17,212
Consumer business	76,147	(5,536)	70,611	46,709	(3,326)	43,383	15,015	(1,247)	13,768
Total	130,467	(5,575)	124,892	78,515	(3,207)	75,308	32,196	(1,216)	30,980

Costs of Goods Sold and Services Provided:
Florist business	19,846	(820)	19,026	11,948	(442)	11,506	6,628	(218)	6,410
Consumer business	53,372	(743)	52,629	33,096	(333)	32,763	10,507	(117)	10,390
Corporate	585	—	585	382	—	382	203	—	203
Total	73,803	(1,563)	72,240	45,426	(775)	44,651	17,338	(335)	17,003

Gross Profit:
Florist business	34,474	781	35,255	19,858	561	20,419	10,553	249	10,802
Consumer business	22,775	(4,793)	17,982	13,613	(2,993)	10,620	4,508	(1,130)	3,378
Corporate	(585)	—	(585)	(382)	—	(382)	(203)	—	(203)
Total	56,664	(4,012)	52,652	33,089	(2,432)	30,657	14,858	(881)	13,977

Advertising and Selling:
Florist business	18,271	(4,012)	14,259	12,518	(2,430)	10,088	5,602	(879)	4,723
Consumer business	8,412	—	8,412	5,010	—	5,010	1,106	—	1,106
Total	26,683	(4,012)	22,671	17,528	(2,430)	15,098	6,708	(879)	5,829

General and Administrative:
Florist business	2,612	—	2,612	1,757	—	1,757	836	—	836
Consumer business	5,639	(700)	4,939	3,422	(447)	2,975	1,404	(142)	1,262
Corporate	18,237	700	18,937	25,679	445	26,124	3,134	140	3,274
Total	26,488	—	26,488	30,858	(2)	30,856	5,374	(2)	5,372

Operating Income (Loss) before Corporate Allocations:
Florist business	13,591	4,793	18,384	5,583	2,991	8,574	4,115	1,128	5,243
Consumer business	8,724	(4,093)	4,631	5,181	(2,546)	2,635	1,998	(988)	1,010
Corporate	(18,822)	(700)	(19,522)	(26,061)	(445)	(26,506)	(3,337)	(140)	(3,477)
Total	3,493	—	3,493	(15,297)	—	(15,297)	2,776	—	2,776

Corporate Allocations:
Florist business	3,117	—	3,117	1,957	—	1,957	999	—	999
Consumer business	693	—	693	437	—	437	242	—	242
Corporate	(3,810)	—	(3,810)	(2,394)	—	(2,394)	(1,241)	—	(1,241)
Total	—	—	—	—	—	—	—	—	—

Operating Income (Loss):
Florist business	10,474	4,793	15,267	3,626	2,991	6,617	3,116	1,128	4,244
Consumer business	8,031	(4,093)	3,938	4,744	(2,546)	2,198	1,756	(988)	768
Corporate	(15,012)	(700)	(15,712)	(23,667)	(445)	(24,112)	(2,096)	(140)	(2,236)
Total	$3,493	$—	$3,493	$(15,297)	$—	$(15,297)	$2,776	$—	$2,776

Depreciation and Amortization:
Florist business	$919	$—	$919	$839	$—	$839	$435	$—	$435
Consumer business	593	—	593	380	—	380	205	—	205
Corporate	961	—	961	137	—	137	317	—	317
Total	$2,473	$—	$2,473	$1,356	$—	$1,356	$957	$—	$957

FTD GROUP, INC.

YEAR-TO-DATE SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Nine Months Ended March 31, 2005			Period from July 1, 2003 through February 23, 2004			Period from February 24, 2004 through March 31, 2004
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated
				Predecessor
Revenues:
Florist business	$146,190	$(99)	$146,091	$116,878	$294	$117,172	$17,181	$31	$17,212
Consumer business	182,964	(13,838)	169,126	138,965	(10,458)	128,507	15,015	(1,247)	13,768
Total	329,154	(13,937)	315,217	255,843	(10,164)	245,679	32,196	(1,216)	30,980

Costs of Goods Sold and Services Provided:
Florist business	51,499	(2,338)	49,161	41,477	(1,703)	39,774	6,628	(218)	6,410
Consumer business	127,829	(1,769)	126,060	97,639	(1,030)	96,609	10,507	(117)	10,390
Corporate	1,779	—	1,779	1,674	—	1,674	203	—	203
Total	181,107	(4,107)	177,000	140,790	(2,733)	138,057	17,338	(335)	17,003

Gross Profit:
Florist business	94,691	2,239	96,930	75,401	1,997	77,398	10,553	249	10,802
Consumer business	55,135	(12,069)	43,066	41,326	(9,428)	31,898	4,508	(1,130)	3,378
Corporate	(1,779)	—	(1,779)	(1,674)	—	(1,674)	(203)	—	(203)
Total	148,047	(9,830)	138,217	115,053	(7,431)	107,622	14,858	(881)	13,977

Advertising and Selling:
Florist business	51,381	(9,828)	41,553	43,841	(7,415)	36,426	5,602	(879)	4,723
Consumer business	19,303	—	19,303	13,815	—	13,815	1,106	—	1,106
Total	70,684	(9,828)	60,856	57,656	(7,415)	50,241	6,708	(879)	5,829

General and Administrative:
Florist business	7,729	—	7,729	7,108	—	7,108	836	—	836
Consumer business	14,107	(1,684)	12,423	11,242	(1,324)	9,918	1,404	(142)	1,262
Corporate	29,725	1,682	31,407	38,346	1,308	39,654	3,134	140	3,274
Total	51,561	(2)	51,559	56,696	(16)	56,680	5,374	(2)	5,372

Operating Income (Loss) before Corporate Allocations:
Florist business	35,581	12,067	47,648	24,452	9,412	33,864	4,115	1,128	5,243
Consumer business	21,725	(10,385)	11,340	16,269	(8,104)	8,165	1,998	(988)	1,010
Corporate	(31,504)	(1,682)	(33,186)	(40,020)	(1,308)	(41,328)	(3,337)	(140)	(3,477)
Total	25,802	—	25,802	701	—	701	2,776	—	2,776

Corporate Allocations:
Florist business	9,126	—	9,126	8,028	—	8,028	999	—	999
Consumer business	2,187	—	2,187	1,880	—	1,880	242	—	242
Corporate	(11,313)	—	(11,313)	(9,908)	—	(9,908)	(1,241)	—	(1,241)
Total	—	—	—	—	—	—	—	—	—

Operating Income (Loss):
Florist business	26,455	12,067	38,522	16,424	9,412	25,836	3,116	1,128	4,244
Consumer business	19,538	(10,385)	9,153	14,389	(8,104)	6,285	1,756	(988)	768
Corporate	(20,191)	(1,682)	(21,873)	(30,112)	(1,308)	(31,420)	(2,096)	(140)	(2,236)
Total	$25,802	$—	$25,802	$701	$—	$701	$2,776	$—	$2,776

Depreciation and Amortization:
Florist business	$3,354	$—	$3,354	$3,340	$—	$3,340	$435	$—	$435
Consumer business	1,842	—	1,842	1,489	—	1,489	205	—	205
Corporate	2,892	—	2,892	548	—	548	317	—	317
Total	$8,088	$—	$8,088	$5,377	$—	$5,377	$957	$—	$957

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

PROFORMA NET INCOME AND PROFORMA EARNINGS PER SHARE

(Unaudited)

(In thousands, except per share data)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

In addition to the GAAP financial measures set forth in this press release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G as a result of significant changes in the Company’s capital structure resulting from the Company’s initial public offering (“IPO”).  The Company has included “proforma EPS,” calculated based on “proforma net income,” and “proforma weighted average shares outstanding,” which are all non-GAAP financial measures.  The Company’s management believes that these measurements are important to investors and other interested persons and that such persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies in the industry.

While management believes that proforma net income and proforma EPS will be helpful to investors in understanding and evaluating the Company’s performance in the periods immediately following the IPO, management does not expect to continue to provide proforma net income and proforma EPS once the effects of the significant changes to the Company’s capital structure are able to be fully reflected in the Company’s financial statements.

The Company is providing proforma net income, proforma EPS and proforma weighted average shares outstanding for each quarter of fiscal year 2005, assuming that the following transactions had occurred on June 30, 2004:

(i) the issuance of 15,842,893 shares in connection with the IPO;

(ii) the repurchase of the 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and the 12% Junior Redeemable Exchangeable Cumulative Preferred Stock; and

(iii) the termination of the Management Services Agreement.

	Actual				Forecast
	Three Months Ended			Nine Months	Three Months	Six Months	Twelve Months
	September 30,	December 31,	March 31,	Ended	Ended	Ended	Ended
	2004	2004	2005	March 31, 2005	June 30, 2005	June 30, 2005	June 30, 2005

Net income (loss), as reported (GAAP basis)	$(3,147)	$756	$(25,585)	$(27,976)	$4,300 – 4,800	$(21,285 - 20,785)	$(23,676 - 23,176)
Plus: management fee, net of 40% tax effect	328	300	7,710	8,338	—	7,710	8,338
Plus: interest expense and prepayment fees on shares subject to mandatory redemption	4,943	5,105	24,684	34,732	—	24,684	34,732

Proforma net income	$2,124	$6,161	$6,809	$15,094	$4,300 - 4,800	$11,109 - 11,609	$19,394 - 19,894

Proforma EPS:
Basic	$0.07	$0.21	$0.23	$0.51	$0.15 - 0.16	$0.38 - 0.39	$0.66 - 0.68
Diluted	$0.07	$0.21	$0.22	$0.51	$0.14 - 0.16	$0.37 - 0.38	$0.65 - 0.67

Basic:
Weighted average shares outstanding, as reported (GAAP basis)	13,336	13,609	22,493	16,479	29,452	25,973	19,722
Add: weighted average effect as if IPO occurred on 6/30/04	15,843	15,843	6,959	12,882	—	3,479	9,662
Proforma weighted average shares outstanding	29,179	29,452	29,452	29,361	29,452	29,452	29,384

Diluted:
Weighted average shares outstanding, (GAAP basis)	13,336	13,609	23,460	16,879	30,350 - 30,400	26,900 - 26,950	20,100 - 20,150
Add: weighted average effect as if IPO occurred on 6/30/04	15,843	15,843	6,959	12,882	—	3,479	9,662
Proforma weighted average shares outstanding	29,179	29,452	30,419	29,761	30,350 - 30,400	30,379 - 30,429	29,762 - 29,812

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(In thousands)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

The Company defines Adjusted EBITDA as EBITDA plus (i) expenses that are not considered reflective of the Company’s ongoing operations and (ii) management fees, because these fees are excluded in measuring the Company’s performance under the executive compensation plan, the new senior credit agreement and the indenture governing the notes.  The Company defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization.  EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Actual				Forecast
		Period from	Period from
	Three Months	January 1, 2004	February 24, 2004	Three Months	Three Months	Six Months
	Ended	through	through	Ended	Ended	Ended
	March 31, 2005	February 23, 2004	March 31, 2004	March 31, 2004	June 30, 2005	June 30, 2005
		Predecessor		Combined

Net income (loss), as reported (GAAP basis)	$(25,585)	$(11,951)	$(2,604)	$(14,555)	$4,300 - 4,800	$(21,285 - 20,785)
plus: Interest expense, net	5,096	78	3,898	3,976	4,800 - 5,000	9,896 - 10,096
plus: Interest expense and prepayment fees on shares subject to mandatory redemption	24,684	—	1,901	1,901	—	24,684
plus: Depreciation and amortization	2,473	1,356	957	2,313	2,400 - 2,500	4,873 - 4,973
plus: Income tax expense (benefit)	(602)	(3,788)	(452)	(4,240)	2,800 - 3,200	2,198 - 2,598
EBITDA	6,066	(14,305)	3,700	(10,605)	14,300 - 15,100	20,366 - 21,166
plus: Adjustments not reflective of ongoing operations (1)	—	22,493	682	23,175	—	—
plus: Deferred compensation (2)	—	15	—	15	—	—
plus: Management fees (3)	12,850	300	167	467	—	12,850
Adjusted EBITDA (4)	$18,916	$8,503	$4,549	$13,052	$14,300 - 15,100	$33,216 - 34,016

	Actual				Forecast
		Period from	Period from
	Nine Months	July 1, 2003	February 24, 2004	Nine Months	Twelve Months
	Ended	through	through	Ended	Ended
	March 31, 2005	February 23, 2004	March 31, 2004	March 31, 2004	June 30, 2005
		Predecessor		Combined

Net loss, as reported (GAAP basis)	$(27,976)	$(1,602)	$(2,604)	$(4,206)	$(23,676 - 23,176)
plus: Interest expense, net	14,963	510	3,898	4,408	19,763 - 19,963
plus: Interest expense and prepayment fees on shares subject to mandatory redemption	34,732	—	1,901	1,901	34,732
plus: Depreciation and amortization	8,088	5,377	957	6,334	10,488 - 10,588
plus: Income tax expense (benefit)	4,504	2,898	(452)	2,446	7,304 - 7,704
EBITDA	34,311	7,183	3,700	10,883	48,611 - 49,411
plus: Adjustments not reflective of ongoing operations (1)	—	22,310	682	22,992	—
plus: Deferred compensation (2)	—	51	—	51	—
plus: Management fees (3)	13,897	1,300	167	1,467	13,897
Adjusted EBITDA (4)	$48,208	$30,844	$4,549	$35,393	$ 62,508 - 63,308

(1)          During fiscal year 2004, the Company recorded the following, which management does not consider reflective of the Company’s ongoing operations:

- In the second quarter of fiscal year 2004, the Company recorded as a component of other expense (income), net, a gain of $1.5 million related to the receipt of insurance proceeds related to the consolidated shareholder class action litigation associated with FTD, Inc.’s fiscal 2002 merger with FTD.COM.

- In the second and third quarters of fiscal year 2004, the Company recorded $1.3 million and $22.1 million, respectively, representing a total of $23.4 million, as a component of corporate general and administrative expense related to the going private transaction with an affiliate of Leonard Green & Partners, L.P. that was completed in February 2004 (the “2004 Going Private Transaction”). In addition, in the third quarter of fiscal year 2004, the Company recorded as a component of other expense (income), net, $0.4 million related to the write-off of unamortized deferred financing fees on the then existing debt.

- In the third quarter of fiscal year 2004, the Company recorded $0.7 million as a component of corporate general and administrative expense for severance related costs.

(2)          The Company historically recorded expense related to restricted stock and option grants under a plan that was terminated in conjunction with the 2004 Going Private Transaction.

(3)          The management services agreement was terminated in connection with the initial public offering.

(4)          The Company uses Adjusted EBITDA as a supplemental measure of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the new senior credit facility entered into in connection with the 2004 Going Private Transaction, the indenture governing the notes and the Company’s executive compensation plan. All of the adjustments made in the calculation of Adjusted EBITDA, as described above, are adjustments that would be made in calculating the Company’s performance for purposes of coverage ratios under the new senior credit facility and the indenture governing the notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates. The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents Adjusted EBITDA because it believes it is frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect the impact of management fees paid and other significant expenses excluded above and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.